UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

September 15, 2006

Date of report (Date of Earliest Event Reported)

PRECISION AUTO CARE, INC.

(Exact name of Registrant as specified in Its Charter)

VIRGINIA	0-29478	54-1847851
(State or other jurisdiction of|	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

748 Miller Drive, S.E., Leesburg, Virginia 20175

(Address of principal executive offices and zip code)

(703) 777-9095

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 — MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.02 (a): Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Precision Auto Care, Inc. (PACI) amended Form 10-KSB for the year ended June 30, 2004 by filing an amended Form 10-KSB on July 14, 2005. This Amendment No. 1 on Form 10-KSB/A to our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004, initially filed with the Securities and Exchange Commission (the “SEC”) on September 28, 2004 (the “Original Filing”) was filed to reflect the restatement of our consolidated financial statements at June 30, 2004 and June 30, 2003.

The Company had originally reported the difference between the fair value of the equity exchanged and the carrying value of the Precision Funding debt and accrued interest as a gain on debt restructuring  in the statement of operations for the year ending June 30, 2003.  Since Precision Funding was controlled by shareholders of the Company who were considered  related parties, the Company has restated the consolidated financial statements to report such difference as a capital contribution.  The effect of the restatement reduced net income  and increased additional paid in capital and accumulated deficit by $9.7 million and reduced net income applicable to common stock per common share- Basic and Diluted from $0.72 to $0.08 for the year ending June 30, 2003 and  increased additional paid in capital and accumulated deficit by $9.7 million for the year ending June 30, 2004.

On July 14, 2005, management recommended to the Audit Committee that the Company’s previously issued consolidated financial statements for the years ended 2004 and 2003 should no longer be relied upon and that the consolidated statement of operations should be restated.

The Audit Committee of Precision Auto Care Inc.’s Board of Directors agreed with the above conclusions. In addition, management and the audit committee have discussed this matter with the Company’s independent registered public accounting firm, Grant Thornton LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION AUTO CARE, INC.
(Registrant)

Date: September 15, 2006	By:	/s/ ROBERT R. FALCONI
		Name:	Robert R. Falconi
		Title:	President and
Chief Executive Officer